Exhibit 10.6

Loan Agreement (and Joint Guarantee Agreement)

-Business succession (M&A) loan of FUNDEX-

Contract number:	1001041931-002
Contract date:	April 10, 2023

Registered number:	Director of the Kanto Local Finance Bureau No.00897
Address:	3-1-1 Higashi-Ikebukuro, Toshima-ku, Tokyo
Trade name:	SAISON FUNDEX CORPORATION

Debtor and Collateral Provider:

8-17-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo GATES Inc. Representative Director, Yuji Sekino

Joint Guarantor (Party A):

8-17-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo GATES GROUP Inc. Representative Director, Yuji Sekino

Joint Guarantor (Party B):

Sumitomo Fudosan Shinjuku Grand Tower 34F 8-17-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo GATES enterprise Inc. Representative Director, Yuji Sekino

The Debtor has received an advance explanation from SAISON FANDEX CORPORATION (hereinafter referred to as the “Creditor”), fully understood the contents of the loan agreement (hereinafter referred to as the “Basic Agreement”), and entered into the Basic Agreement in accordance with the following provisions.

The Joint Guarantors have received an advance explanation from the Creditor, fully understood the contents of the joint guarantee agreement (hereinafter referred to as the “Guarantee Agreement”), and undertake to be jointly and severally liable with the Debtor for the obligations under the Basic Agreement in accordance with the following provisions.

The Debtor and the Joint Guarantors shall confirm that the loan agreement (and joint guarantee agreement) (hereinafter referred to as the “Agreement”) shall be executed on the day when the Debtor receives the loan from the Creditor, and shall prepare and send to the Creditor a copy thereof to certify the execution of the Agreement.

Article 1 (Outline of Loan)

(i) Product name, etc.

Business succession (M&A) loan of FUNDEX

(ii) Loan date

April 10, 2023

(iii) Loan amount

300,000,000 yen

(iv) Loan interest rate

Variable interest rate

(The interest rate is revised once a year by adding 2.65 to the long-term prime rate of Mizuho Bank, Ltd. (rounded down to the second decimal place))

Annual rate at the time of contract:	4.10%
(actual annual rate:	4.541%)

* When the interest rate exceeds the interest rate prescribed in Article 1, paragraph (1) of the Act on Restriction of Interest Rate (Act No.100 of 1954) before the revision by the provisions of Article 5 of the Act for Partial Revision of the Act on Regulations of Money Lending Business (Act No.115 of 2006), there is no obligation to pay the amount exceeding the interest rate. In addition, if the court, etc. determines that the loan interest rate is too high, the maximum interest rate allowed by laws and regulations shall be applied as the interest rate.

* For variable interest rate, the repayment period and number of repayments set forth in (vii), each repayment date and amount set forth in (viii), and the total repayment amount to be paid in the future set forth in (ix) are calculated based on the annual rate at the time of contract.

(v) Interest calculation method

The interest amount is calculated in the form of “Remaining principal x Loan interest rate ÷ 365 (leap year; 366) x number of days (from the day following the loan date to the repayment date)” (Amount less than one (1) yen is rounded down.)

(vi) Repayment method

Equal principal and interest repayment method

(The agreed repayment amount is paid on each repayment date, appropriated to the interest and principal on each time, and repaid in full by paying the number of times during the specified period. In case of any excess or deficiency, it will be settled in the final time.)

(vii) Repayment period and number of repayments

From April 10, 2023 to May 6, 2038 (180 times in total)

(viii) Each repayment date and amount

1st time:	June 5, 2023	3,062,551 yen

2nd and subsequent times:	4th of each month	2,234,127 yen

Final time:	May 6, 2038	2,258,740 yen

* In case that each repayment date falls on a non-business day of the financial institution, the repayment date shall be the following business day.

* The details of the 2nd and subsequent repayment amounts are as stated in the

“Repayment Schedule” attached hereto.

(ix) Total repayment amount to be paid in the future

402,995,897 yen

(x) Schedule of compensation

In case that the loan becomes due after the repayment date or forfeits the benefit of time, the delinquency charges will be paid at an actual annual rate of 20.0% from the following day until the loan is fully repaid (calculated on a daily basis).

(xi) Repayment method and place of repayment

The Debtor shall repay the principal and interest by automatic transfer from the designated account in the name of the Debtor on each repayment date. Provided, however, that this shall not be applied if the Creditor approves.

(xii) Money other than principal and interest to be borne by the Debtor

(a) Administrative fee (tax included)	6,600,000 yen
(b) Transfer fee (tax included)	660 yen
(c) Revenue stamp fee	100,200 yen
(d) Contract travel fee (tax included)	-
(e) Inspection fee (tax included)	0 yen
(f) Reissuance fee for documents issued by the Creditor
(g) Expenses required for the preservation and collection of claims by the Creditor (including attorney’s fees related to foreclosure, etc.)

(xiii) Details of collateral

As stated in the “Share Pledge Agreement” and the “Mortgage Agreement”.

(xiv) Previous loans

It does not fall under a loan agreement whose loan amount is the balance of obligations based on the previous loan agreement.

(xv) Early repayment

(a) The Debtor or the Joint Guarantors may pay all or part of the loan by the method designated by the Creditor by notifying the Creditor at least two (2) weeks before the scheduled repayment date, even if it is before the repayment due date.

(b) In case of repaying the full amount of the loan before the repayment due date, the Debtor or the Joint Guarantors shall pay the cancellation fee at rate of 3.0% to the remaining principal upon request of the Creditor.

Article 2 (Contents of Documents Received by Creditor)

The content of documents to be received by the Creditor from the Debtor and the Joint Guarantors in connection with the loan shall be stated in the attachment.

Article 3 (Type and Validity of Guarantee Agreement)

(1) The Guarantee Agreement entered into by the Joint Guarantors with the Creditor shall be an agreement under which the Debtor and the Creditor are jointly and severally liable with the Debtor and other joint guarantors for the performance of all obligations under the Basic Agreement, and shall be a specified obligation guarantee agreement. According to the provisions of Article 454 of the Civil Code (Act No.89 of 1896), the Joint Guarantors shall not have the rights to a defense of demand (Article 452 of the Civil Code) or a defense of search (Article 453 of the Civil Code).

*Article 452 of the Civil Code (Defense of notice)

In case that the creditor has requested the guarantor to perform the obligation, the guarantor may request that the principal debtor be demanded to perform the obligation first. Provided, however, that this shall not be applied where the principal debtor is subject to an order for the commencement of bankruptcy proceedings or its whereabouts are unknown

*Article 453 of the Civil Code (Defense of search)

Even after the creditor has made a demand to the principal debtor in accordance with the provisions of the preceding Article, if the guarantor proves that it has the financial resources to pay the principal debtor and that the execution is easy, the creditor shall first execute the assets of the principal debtor

*Article 454 of the Civil Code (Special provisions for joint guarantee)

The guarantor shall not have the rights set forth in the preceding two (2) Articles if it has assumed the obligation jointly and severally with the principal debtor

(2) The Joint Guarantors shall not offset the claims of the Debtor against the Creditor.

(3) In case of performing the guarantee obligation, the Joint Guarantors shall not exercise the rights acquired from the Creditor by subrogation during the continuance of the transaction between the Debtor and the Creditor unless the Creditor agrees. In this case, upon request of the Creditor, the rights or order of priority shall be transferred to the Creditor free of charge.

(4) In case that the Joint Guarantors provide any other guarantee for the transaction between the Debtor and the Creditor, such guarantee shall not be changed by the conclusion of the Guarantee Agreement. The same shall be applied to the cases where the Joint Guarantors guarantee the transaction between the Debtor and the Creditor in the future.

(5) The Joint Guarantors shall not assert any disclaimer even if the Creditor changes or cancels the collateral or other guarantees for its convenience.

(6) In case that the Creditor makes a request for performance to one (1) of the Joint Guarantors, such request shall also become effective against the Debtor and the other Joint Guarantors.

Article 4 (Amount, Scope, etc. of Guarantee)

(1) The amount and scope of the guarantee shall be the total amount of the principal (loan amount), interest, delinquency charges, and all other amounts secondary to the principal obligation under the Basic Agreement.

(2) There is no money other than the guarantee obligation to be borne by the Joint Guarantors.

(3) The total amount of outstanding obligations under the Basic Agreement (the total amount of principal, interest, and delinquency charges), outstanding obligations, and its breakdown shall be both 0 yen at the time of conclusion of the Agreement.

(4) A part of the claim under the Basic Agreement has not extinguished by repayment and other reasons.

(5) The guarantee period shall be until the obligations under the Basic Agreement are extinguished.

(6) The Joint Guarantors cannot cancel the Guarantee Agreement. Provided, however, that this shall not be applied if the Creditor approves for a reasonable reason.

(7) The statements of the Basic Agreement set forth in Article 1 of the Agreement shall be applied to the repayment method, place of repayment, and amount of compensation payable under the Guarantee Agreement.

Article 5 (Order of Appropriation)

The Debtor and the Joint Guarantors have agreed that if the amount of repayment of the obligation to the Creditor is not sufficient to extinguish the full amount of the obligation, the Debtor and the Joint Guarantors may appropriate the repayment in an order and a manner deemed appropriate by the Creditor.

Article 6 (Forfeiture of Benefit of Time)

(1) In case that any of the followings occurs, the Debtor and the Joint Guarantors shall automatically forfeit the benefit of time of all obligations owed to the Creditor and shall immediately repay the full amount thereof without any notice, demand, etc. from the Creditor:

(i) When the principal and interest have not been paid even once. Provided, however, that this shall be effective only to the extent that the interest rate does not exceed the interest rate prescribed in Article 1, paragraph (1) of the Act on Restriction of Interest Rate

(ii) When the Creditor becomes aware of the suspension of payment, or when a petition for the commencement of bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, or special liquidation is filed

(iii) When a transaction suspension order is issued by an electronic clearinghouse or an electronic monetary claim recording institution

(iv) When provisional attachment, attachment, auction, preservative attachment, or disposition for tax delinquency has been commenced

(v) When it is found that the whereabouts of the Debtor or the Joint Guarantors has become unknown

(vi) When it has become clear that a false declaration has been made with regard to the content of the declaration, report, etc. at the time of application

(vii) When the Debtor falls under the provisions of Article 7, paragraph (5) of the Share Pledge Agreement

(2) In case that any of the followings occurs, the Debtor or the Joint Guarantors shall automatically forfeit the benefit of time of all obligations owed to the Creditor and shall immediately repay the full amount thereof upon request of the Creditor:

(i) When the subject matter of the collateral has been seized or an auction procedure has been commenced

(ii) When it breaches the Agreement or any other agreement entered into with the Creditor

(iii) When a business is suspended, closed, or a corporation is dissolved

(iv) When the business is subject to a disposition such as cancellation or suspension of business by the relevant government authority

(v) When the physical collateral set forth in Article 13 is not created

(vi) When a reasonable ground has arisen requiring the preservation of claims equivalent to any of the preceding items

Article 7 (Matters to be Reported)

(1) In cases where there has been any change in the matters notified, such as the seal, name, trade name, representative person, address, etc., the Debtor or the Joint Guarantors shall immediately notify the Creditor thereof by the method specified by the Creditor.

(2) In cases where there has been any change in the matters notified (such as the matters that identify the customer, the purpose of the transaction, the details of the occupation or business, the matters that identify the substantial controller, and the applicability of the persons set forth in Article 12, paragraph (3), item (i) or (ii) of the Act on Prevention of Transfer of Criminal Proceeds (Extra Act No.22 of 2007), the Debtor shall immediately notify the Creditor thereof in writing.

(3) In case that the Debtor or the Joint Guarantors fails to make the notification set forth in the preceding two (2) paragraphs or a notice or sent document arrives late or does not arrive due to reasons for which the Debtor and the Joint Guarantors are responsible, it shall be deemed to has been arrived at the time when it should normally has been arrived.

Article 8 (Reporting and Investigation)

(1) The Debtor and the Joint Guarantors shall, upon request of the Creditor, report without delay on the assets, management, business conditions, etc., and provide the benefit necessary for the investigation.

(2) The Debtor and the Joint Guarantors shall notify the Creditor when any material change has occurred or is likely to occur to its assets, management, business conditions, etc. without delay.

(3) Upon request of the Creditor, the Debtor and the Joint Guarantors shall submit a certified copy of the commercial register, a business license, a business plan, a balance sheet, a profit and loss account, a tax certificate, or a certificate of income and withholding, which is necessary to confirm the actual condition of the business and the repayment capacity.

(4) In cases where the Creditor has requested the presentation or submission of the document necessary for identity confirmation in accordance with the Act on Prevention of Transfer of Criminal Proceeds, the Debtor and the Joint Guarantors shall respond thereto.

Article 9 (Exclusion of Anti-social Forces)

(1) The Debtor and the Joint Guarantors represent and warrant not to fall under any of an organized crime group, a member of an organized crime group, a person for whom five (5) years have not elapsed since being ceased to be a member of an organized crime group, a quasi-member of an organized crime group, and a person related to an organized crime group (hereinafter collectively referred to as the “Anti-social Forces”) and not fall under any of the followings even in the future:

(i) Having a relationship with the Anti-social Forces in which it is deemed that the Anti-social Forces control the management

(ii) Having a relationship with the Anti-social Forces in which it is deemed that the Anti-social Forces substantially control the management

(iii) Having a relationship with the Anti-social Forces in which it is deemed to unjustly use the Anti-social Forces for the purpose of acquiring illicit gains for itself or a third party, or for the purpose of causing damage to a third party

(iv) Having a relationship with the Anti-social Forces in which it is deemed to be involved in the Anti-social Forces such as by providing funds, benefits, etc.

(v) An officer or a person who is substantially involved in the management has a socially reprehensible relationship with the Anti-social Forces

(2) The Debtor and the Joint Guarantors represent and warrant not to engage in any act that falls under any of the followings by itself or using a third party:

(i) Violent demands

(ii) Unreasonable demands beyond legal liability

(iii) Use of threatening language or conduct, or use of violence in connection with transactions

(iv) Spreading rumors, using fraudulent means or force to damage the credit of the Creditor, or obstructing the business of the Creditor

(v) Any other act equivalent to those set forth in the preceding items

(3) In case that it is found that the Debtor or the Joint Guarantors have made a false statement regarding the representation or warranties under the provisions of paragraph (1), and the Creditor determines that it is inappropriate to continue the transaction with the Debtor, the Debtor and the Joint Guarantors shall immediately forfeit the benefit of time of all obligations and immediately repay the full amount of the obligations upon request from the Creditor.

(4) Even in case that the application of the provisions of the preceding paragraph causes damage, the Debtor or the Joint Guarantors shall not make any claim to the Creditor. In addition, in case of damaging to the Creditor, the Debtor and the Joint Guarantors shall be liable therefor.

Article 10 (Consent for Provision, Registration, and Use of Personal Information)

(1) The Debtor and the Joint Guarantors have agreed to the “Consent Clause on Handling of Personal Information, etc.” with regard to the handling of personal information, etc. related to the Agreement. The consent clause and the “Basic Policy on Protection of Personal Information” are available on the website of the Creditor (http://www.fundex.co.jp)

(2) The Debtor and the Joint Guarantors have agreed that, if its corporate loan information or personal information is registered with a designated credit bureau of which the Creditor is a member or a designated credit bureau affiliated therewith, the Debtor and the Joint Guarantors shall receive such information (hereinafter referred to as the “Credit Information”) and use it only for the purpose of investigating the repayment or solvency.

(3) The Debtor and the Joint Guarantors shall, as provided for in the following paragraph, provide the Credit Information pertaining to the Debtor and the Joint Guarantors to the member of credit information institution and to members of affiliated credit bureaus. It shall only be used for the purpose of investigating repayment or solvency.

(4) The name, address, contact number, website address, registration information, and registration period of the member credit bureaus shall be as follows:

[Japan Credit Information Corporation (JICC)]

Sumitomo Fudosan Ueno Bldg. No. 5,

1-10-14 Kita-Ueno, Taito-ku, Tokyo

Tel. 0570-055-955

Website https://wwwjicc.co.jp/

Registration information	Registration period
Information to identify the corporation (name of corporation, representative, address, telephone number, etc.)	The period during which any of the information on the agreement, repayment status, or transaction fact is registered
Information to identify the principal (name, date of birth, sex, address, telephone number, place of work, work telephone number, code number on driver’s license, etc.)
Information on agreement (type of agreement, agreement date, loan date, agreement amount, loan amount, guarantee amount, etc.)	During the continuance of the agreement and within five (5) years after the termination of the agreement (provided, however, that in case of information pertaining to the fact of the debt assignment, within one (1) year from the date of the occurrence of such fact)
Information on repayment status (deposit date, scheduled deposit date, balance amount, completion date, delinquency, resolution of delinquency, etc.)
Information on transaction facts (debt collection, debt arrangement, guarantee performance, compulsory cancellation, bankruptcy petition, debt assignment, etc.)

(5) The name, address, contact phone number, and website address of the affiliated credit bureau shall be as follows:

[Personal Credit Information Center of All Banks]

1-3-1 Marunouchi, Chiyoda-ku, Tokyo

Tel. 03-3214-5020

Website https://www.zenginkyo.or.jp/pcic/

[C • I • C Co., Ltd.]

Shinjuku First West 15F,

1-23-7 Nishi-Shinjuku, Shinjuku-ku, Tokyo

Tel. 0120-810-414

Website https://www.cic.co.jp/

Article 11 (Provision of Information to Joint Guarantors)

In order to fulfill the obligation to provide information to the Joint Guarantors under the Civil Code, the Debtor has agreed in advance that the Creditor provides the Joint Guarantors with information on the followings:

(i) The principal of the obligations under the Basic Agreement and the interest on such obligations, the presence or absence of non-performance of all obligations secondary to such obligations, such as penalties and damages, as well as the outstanding balance thereof and the amount of such obligations that have fallen due

(ii) The fact of forfeiture of benefit of time

Article 12 (Matters to be Approved for Debt Assignment)

(1) The Debtor and the Joint Guarantors have agreed that, when the Creditor deems it necessary, the debt under the Agreement shall be assigned to a third party or provided as collateral.

(2) The Debtor and the Joint Guarantors have agreed to solicitation for a loan agreement by the Creditor.

(3) The Debtor and the Joint Guarantors may request the withdrawal of the agreement set forth in the preceding paragraph by the method specified by the Creditor.

(4) The Debtor and the Joint Guarantors have agreed that, when the Creditor deems it necessary for the purpose of confirmation of the place of residence or preservation of debts, the Creditor shall acquire a certificate of residence, certificate of family register, etc. of the Debtor and the Joint Guarantors.

(5) The Debtor and the Joint Guarantors have agreed to provide the contact information obtained by the Creditor in a proper and lawful manner with information on the credit, management after the credit, collection of the repayment, etc. by postal mail, telephone, facsimile, e-mail, short-mail, or other methods as deemed necessary.

Article 13 (Agreed Jurisdiction and Governing Law)

(1) In cases where it becomes necessary to file a suit with respect to any transaction under the Agreement, the Debtor and the Joint Guarantors have agreed that, regardless of the amount of the suit, the summary court that has jurisdiction over the head office or the business office of the Creditor as the exclusive court of first instance.

(2) The Debtor and the Joint Guarantors have agreed that the Agreement shall be executed in the Japanese language and that the governing law of the transactions under the Agreement shall be the law of Japan.